Exhibit 99.1

ViewRay Reports First Quarter 2016 Financial Results

Highlights:

•	First quarter revenue of $5.5 million
•	Six MRIdian systems installed as of March 31, 2016
•	First quarter new product orders of $11.2 million
•	Total backlog of $89.6 million, representing 16 signed sales contracts, as of March 31, 2016
•	On track with development of linear accelerator (linac)-based radiotherapy technology
•	Began trading on the NASDAQ Global Market on March 31, 2016

CLEVELAND, May 13, 2016 — ViewRay, Inc. (Nasdaq: VRAY) today announced financial results for the first quarter ended March 31, 2016.

“Momentum in our business continues to grow with the announcement that we plan to file for regulatory approval of our exciting new MRIdian linac technology in the second half of the year,” said Chris A. Raanes, President and Chief Executive Officer of ViewRay, “We signed two new orders increasing our backlog to $89.6 million representing 16 signed sales contracts, installed a MRIdian system at VUmc in Amsterdam and expanded our pipeline of potential new customers interested in our linac technology.”

Financial Results

Total revenue in the first quarter of 2016 was $5.5 million, as ViewRay recognized product revenue on the MRIdian system installed at the VU University Medical Center (VUmc) in Amsterdam, compared to $0.3 million in the first quarter of 2015.

Cost of product revenue was $5.9 million in the first quarter of 2016, compared to $0.2 million in the first quarter of 2015.  Cost of product revenue in the first quarter of 2016 represents the installation at VUmc.  Total gross profit (loss) in the first quarter of 2016 was $(1.1) million, compared to $(0.5) million in the first quarter of 2015.

Total operating expenses in the first quarter of 2016 were $11.0 million, compared to $7.5 million in the first quarter of 2015, primarily due to increased investments in linac technology development and public company related expenses.

Net loss in the first quarter of 2016 was $(13.4) million, or $(0.35) per share, compared to $(8.5) million, or $(9.27) per share in the first quarter of 2015.

ViewRay had total cash and cash equivalents of $5.7 million at March 31, 2016. In March 2016, ViewRay amended its Term Loan Agreement with Capital Royalty Partners (CRG), making $15.0 million of borrowing capacity available at ViewRay’s option and an additional $5.0 million in borrowing capacity available upon meeting future revenue milestones.  In April 2016, ViewRay notified CRG of its intent to borrow the additional $15.0 million in funds.  The Company received $5.0 million in early May with the remaining $10.0 million expected on or about May 20th.

Conference Call and Webcast

ViewRay will hold a conference call on Friday, May 13, 2016 at 8:30 a.m. ET / 5:30 a.m. PT to discuss the results. The dial-in numbers are 844-277-1426 for domestic callers and 336-525-7129 for international callers. The conference ID number is 7854854. A live webcast of the conference call will be available here or from the investor relations page of ViewRay’s corporate website at www.viewray.com.

After the live webcast, a replay of the webcast will remain available online from the investor relations page of ViewRay’s corporate website, www.viewray.com, through May 17, 2017. In addition, a telephonic replay of the call will be available until May 20, 2016. The replay dial-in numbers are 855-859-2056 for domestic callers and 404-537-3406 for international callers. Please use the replay pin number 7854854.

Exhibit 99.1

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY), designs, manufactures and markets the MRIdian® radiation therapy system. MRIdian integrates MRI technology, radiation delivery and proprietary software to locate, target and track the position and shape of soft-tissue tumors during radiation. ViewRay believes this combination of enhanced visualization and accuracy will significantly improve outcomes for patients.

ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward Looking Statements:

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to filing for regulatory approval of ViewRay’s MRIdian linac technology in the second half of the year, receipt of borrowings from CRG and ViewRay’s conference call to discuss its first quarter 2016 financial results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue ViewRay’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize MRIdian linac technology, competition in the industry in which ViewRay operates and overall market conditions. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents ViewRay files with the SEC available at www.sec.gov.

Contact:

Investor Relations:

David Chandler

Chief Financial Officer

1-844-MRIdian (674-3426)

Media Enquiries:

Michael Saracen

Senior Director, Marketing

ViewRay, Inc.

Phone: +1 440.703.3210, ext. 200

Email: media@viewray.com

Exhibit 99.1

VIEWRAY, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Gross Orders	$11,180	$17,200
Backlog	$89,640	$71,860

Revenue:
Product	$5,240	$99
Service	216	181
Total revenue	5,456	280
Cost of revenue:
Product	5,927	154
Service	601	623
Total cost of revenue	6,528	777
Gross margin	(1,072)	(497)
Operating expenses:
Research and development	3,399	2,248
Selling and marketing	1,279	964
General and administrative	6,320	4,323
Total operating expenses	10,998	7,535
Loss from operations	(12,070)	(8,032)
Interest income	1	1
Interest expense	(1,082)	(484)
Other income (expense), net	(217)	60
Loss before provision for income taxes	$(13,368)	$(8,455)
Provision for income taxes	—	—
Net loss attributable to common stockholders	$(13,368)	$(8,455)
Net loss per share attributable to common stockholders, basic and diluted	$(0.35)	$(9.27)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	38,211,439	911,922

Exhibit 99.1

VIEWRAY, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2016	December 31, 2015 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,729	$20,667
Accounts receivable	—	830
Inventory	11,916	8,073
Deposits on purchased inventory	3,552	3,936
Deferred cost of revenue	3,895	8,782
Prepaid expenses and other current assets	1,371	1,329
Total current assets	26,463	43,617
Property and equipment, net	11,413	7,306
Restricted cash	943	943
Intangible assets, net	154	200
Other assets	92	91
TOTAL ASSETS	$39,065	$52,157
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,655	$4,358
Accrued liabilities	5,109	5,413
Customer deposits	9,390	12,763
Deferred revenue, current portion	5,889	5,616
Total current liabilities	27,043	28,150
Long-term debt	29,091	29,016
Deferred revenue, net of current portion	429	345
Other long-term liabilities	2,263	1,603
TOTAL LIABILITIES	58,826	59,114
Commitments and contingencies
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized at March 31, 2016 (unaudited) and December 31, 2015; no shares issued and outstanding at March 31, 2016 (unaudited) and December 31, 2015	—	—
Stockholders’ deficit:
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at March 31, 2016 (unaudited) and December 31, 2015; 38,216,523 and 38,204,960 shares issued and outstanding at March 31, 2016 (unaudited) and December 31, 2015	372	372
Additional paid-in capital	190,276	189,712
Accumulated deficit	(210,409)	(197,041)
TOTAL STOCKHOLDERS’ DEFICIT	(19,761)	(6,957)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$39,065	$52,157

(1)	The condensed consolidated balance sheet as of December 31, 2015 was derived from audited financial statements as of that date.